Exhibit 3.1

Industry lndustrie
Canada Canada
Certificate of Amendment Certificat de modification
Canada Business Corporations Act Lol canadlenne sur /es socletfls par actions
Klox Technologies Inc. Technologies Klox inc.
Corporate name I Denomination sociale
688608-6
Corporation number I Numero de societe
I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 ofthe Canada Business Corporations Act as set out in the attached articles of amendment.
JE CERTIFIE que les statuts de Ia societe susmentionnee sont modifies aux termes de
!‘article 178 de Ia Loi canadienne sur les
societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes.
Virginie Ethier
Director I Directeur
2014-06-16
Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)
Canada
113472248 vI

Industry
Canada
Industria
Canada
Form 4
Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)
Formulaire 4
Clauses modificatrices
Loi canadienne sur les societes par actions (LCSA) (art. 27 ou 177)
ITJ Corporate name Denomination sociale Klox Technologies Inc.
Technologies Klox inc.
Corporation number
Numero de Ia societe
688608-6
The articles are amended as follows
Les statuts sont modifies de Ia fa on suivante
The corporation changes the minimum and/or maximum number of directors to: Les nombres minimal et/ou maximal d’administrateurs sont modifies pour : Min. 1 Max. 10
0 Declaration: I certify that I am a director or an officer of the corporat ion.
Declaration :J’atteste que je suis un administrateur ou un d irigeant de Ia societe.
Originalsigned by I Original signe par
LISE HEBERT LISE HEBERT
450-680-4570
Misrepre:sentMion constitutes 1n offence Wid, on summary conviction, a peDM is liable to a fine not excudin& $5000 or to impriJon T ent for a term not e.: ceedint;:si:t months or both (Jub$ect•on 250 (l)ollheCBCA)
Fain:.ne faussedkl:nation coJUtitue w-oe infr .ction et son auteut, sut declaration de culpibilite procedure sonvt1a1re, est passible d’WWI amendemaximaJe dt S 000 Set d’un emprisonrw:ment maxlmill de six mois, ou rune de ces peifl($ (p.-agrlphe 250(1) de111 LCSA)
You are prnvid•ns u\fonnation required by the CBCA Note lhtt bolh theCBCA ancllhe/‘r/WIC)‘A:t allow th1s irlfonnii.Jon to be disclosed to tha public It willbe stored in personal infomu.tion bank numberiC.IPPU-049
Vow: foumissudcs rcnscisnemcr ts c.xigCs par Ia LCSA II est inotct que Ia LCSA ct Ia Loi sur ltJ rtnrtlgMmt”‘l peTSQIIflt/1 permettent que de tels rmseignemenU soitfll divulsub au public lis seront stod:t! dans Ia banque de ten.sei&nemtnts personnels num6’o ICIPPU-049
Canada IC 3069 (2008/04)
113472248v l
ITJ
m

1+1 Industria Canada Industry Canada
CorporlhOnt c.n.ctl
Instructions
[!)Toutemodili:ation apportee aux slatuts de Ia sooe doil salisfaire aux eiCigences de l’article 27 ou 177 de Ia LCSA
A :Dans le cas oilIa modification COIIliJ(lfle un changemenl de d<inominatioo sociale(ou dwls 1e lxJ1d’ajouter una VlliSioo pa1le 2 des rilglemenls.Les daJses mcxifi:alrices OOYent e aaxlfTlllaQniJes d’unrawort de recherche oouvrant le canada.dofllla date tem(Jll(e)Ja IH’tl!Jlox (90) )Otn ou
Clauses modili:a1rices S. una denomollahon numl!<oque est
de Ia LCSA.
0:TOUle autre modifi::alioo doilcorrespoodre aux alineas elsous-alineas des staluts modiMs.Sil’espace prt!vu est insuffisant,veuillez jOindreune annexe au formulaire.
0Declaration
Ce fonnulaire doit 6tre signe par l’un des administrateurs ou dirlgeants de Ia sooet(paragraplle 262(2) de Ia LCSA).
t’ i n:: go:i ‘l”:. :
renseignementspersoonequevous fourn sez soot prot par les dispositions de Ia Lol sur Ia protection des rensei· gnements personnels. Cependant. Ia divulgalioo Au public en vertu de Ia Loi sur Ia protection des renseignements persoonels.
Pour obtenl r de plus amples renselgnements,
w.vw.corporatiOnScanada.i::.gc.ca oucommunijuez avec nous
au 613·941·9042 (r gion d’Ottawa),au 1·866·333·5556
Droits exigibles
Centre de dl!pOI des lori1V.IIaires en11!J1e 200 S
l’orci’edu Receveu- general du Cenada ou avec une ca
de aeot [xpress-. MasleiCanJ»ou V’ISII”).
Rappelimportant
Changement d’adresse du sisocialet/ou de
l’allresse postale:
Ren1llisse.z et dliposez le foonUalfe 3•Changement d’adresse du esoclal•.
Changement des adm nsi trateurs ou changement d’adresse d’un admlnlstrateur actuel: Remplissez at d6posez le ft<mulaire 6• Changements concernantles admni istrateurs •.
Les formulalres ci·dessus peuvent tre poselsilectronlque·
ment. pat Ia peste oupar tetecopieur sans aucuns Ira .
Clauses modificatrices
(Article 27 ou 177 de Ia Lai canadienne sur les sacistss par actions (LCSA))
Denomination sociale de Ia societe
KLOX TECHNOLOGIES INC.
tJ Les statuts sont modfi ies de Ia lagon suivante : (Notez que plus d’une section peut 6tre completee)
A: La denomination sociale est modmee pour .
B: La province ou le terrltoire au Canada oU est sitOO Je siQge social est modiM pour :
(N’nI dlquez pas l’adresse compel te)
C:Le nombre minimaleVou maximald’administrateurs est modifte pour : (Pour un nombre fixe, veuUiezlndiquer le 1Mme nombre dans les champs minimal et maximal)
minimal: 1 maximal: 10
D : Autres changements :(c.-a-<l.,aux cat<lgories d’actions, aux restnctions SlX le transfer!des actions,aux tillites imposees aux actMtas commerclales ou a toutes autres dispositions que
Ia LCSA autorise a inserer dans les staluls) VeuiUez specifier.
D&posez les documents en ligne:
Centre de dep6t des formulaires en ligne de Corporations Canada : www.corporationscanada.ic gc.ca
Ou envoyez les documents par Ia poste :
Directeur general, Corporations Canada Tour Jean Edmonds sud
9• etage
365,avenue Laurier ouest
Ottawa (Ontario) K1A oca
Par telecopieur :
4 Decal ration
—’
llllrliSirateur ou un dirigeant de Ia societe.
( /.jg)) 6€o’f5.:Zo
NUIIllfOotrtJ.IMJNI
613·941-0999
Canada
Nola:fal!1une r.,.d!dar21lonc:oosli!ueuneinlro:lioll etsoo._.,.,_allondo parprocjcbel<llllllWe,ostpassliled’”“amende mantede 5()(X)$ eu d’un empiSOM8fl1ent maximal de sir mo4s,oude ces deux pei’les (paragraphe 250(1) de Ia LCSA).
IC 3069 (2006112)
113472248 v I
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1+1 Industry Canada Tndustrie Canada
Certificate
of Amend ment
Canada Business
Corporations Act
Certificat
de modification
Loi canadienne sur
les societes par actions
Klox Technologies I nc.
Technologies Klox inc.
Name of corporation-Denomination de Ia societe
I hereby certify that the articles of the above-named corporation were an1ended:
a) under section 13 of the Canada Rusiness Corporations Act in accordance with the attached notice;
b) under section 27 of the Canada
Business Corporations Act as set out in the attached articles of amendment designating a series of shares;
c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;
d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;
Richard G. Shaw
Director- Directeur
688608-6
Corporation number-Numero de Ia societe
Je certifie que les statuts de Ia societe susmentioMee ont ete modifies:
0 a) en vertu de !‘article 13 de Ia Loi canadienne sur les societes par actions, conformement a !‘avis ci-joint;
0 b) en vertu de !‘article 27 de Ia Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatriccs ci-jointes designant une serie d’actions;
c) en vertu de !‘article 179 de Ia Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatriccs ci-jointes;
0 d) en vertu de !‘article 191 de Ia Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes;
May 26, 2009 /le 26 mal 2009
Date of Amendment -Date de modification
Canada

1+1 Industry Canada Industria Canada
Corporationc.t• eo.pon.-can.
Articles of Amendment
(Section 27 or 177 of the Canada Business Corporations Act (CBCA))
Instructions 1 I Corporation name
0Any changes In the articles of the corporation must be
made inaccordance with section 27 or 177 of the CBCA. KLOX TECHNOLOGIES INC.
A:IIan amendment involves a change of corporate name TECHNOLOGIES KLOX INC. [lllCiuding the aalition of the English or Frere”.version of the corporate name), the new name rrust OOfl”!llywithsections 10
0th0<e11A2rtiocflethseoCfBACmAeansdwmeeltnatsmpuasrtt 2boefathcecoremgpualantiioendsb,aynad Canada·b sed MJANS“search report dated not more than rRty (90) days prtor tothe receipt of the artldes byCorporations subsection 11(2) of the CBCA without a MJANS” search. D:Any other amerdnents must oorrespond to the paragraphs and subparagraphs re erercedilthe articles beingamended.
to the form. Declaration
Thform must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).
General
The information you provide in this document is collected under the authority of the CBCA and wit be stored in personal information bank number ICIPPU-049.Personalinformation that you provide is protected under the provisions of the of the CBCA Is permitted under the Privacy Act.
H youquire morelnformallon,please coosuour website at www.corporationscanada.lc.gc.ca or contact us at or by ernal atcorporationscanada@ic.gc.ca.
Corporations canada Onlne FiHng Centre:$200
By maoi r lax:$200paid by cheQue payableto theReceiver Generallor canada or by credtt card (American Express”, Maste<Ca<d“orVISa”).
Important Reminders
r6-2-’-B-e,B-o,arpo,raQtI,Bon,n-u,m-be,r————————————-
3 J The articles are amended as follows:
(Please note that more than one section can be !Hied out)
A: The corporation changes s name to:
B: The corporation chongoo the province or territory in Canada where the registered office ;s situated to:
(Do not indicate the full address)
C: The corporation changes the mnimum and/or maximum number of directors to:
(For a fiXed number of directors,please Indicate the same number in both the minimum and maximum options)
minimum: maximum:
0: Other changes:(e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the oorporation or to any other provisions that are permitted by the CBCA to be set out In the Articles) Please specify,
See Schedule A annexed hereto.The annexed Schedule A is incorporated in this form.
address:
Corrjicle and lite Change of RegisteredOffice Mlress (form 3).
Changes of dln!CIDBor changes of a director’s address:
C<Jrrcjcte and Ide Changes RegardiriJ Oi’ectors (fonn 6).
Theselorms can be rded electronically,by maol r by lax free
of charge.
File documents online: Corporations Canada Online Filing Centre: www.corporatlonscanada.ic.gc.ca
Or send documents by mall: Director General, Corporations Canada
Jean Edmonds Tower South
4 I Declaration
Ihereby certify thaiIam a director or an officer of the corporation.
c 21MfiY ‘0911:22
9th Floor
365 Laurier Ave.West
Ottawa ON K1A oca
By Facsimile:
613·941·0999
Canada
CARLO MALA GUTI 2( J
“”’”””” T£UI’HOIE.-R
Note: Misrepresentation COt’ISillutes an offence and, on sunmary convk:llon, a person Is liable to a h not exceeding $5000Of 10 menl for a teomnot exceedng six monthS or llolh(subsectlon 250(1) ot the CBCAj.
IC 3069 (20061t 2)
113472248 v1

SCHEDULE A

a)	Paragraph a), of the Annexe A, of the Section D, of the Articles of Amendment attached to the Certificate of Amendment dated as of June 26, 2008 (the “Articles of Amendment 2008”) is replaced by the following:

“The classes and any maximum number of shares that the corporation is authorized to issue: The capital is set forth in
Schedule 1 annexed to these Articles of Amendment. The annexed Schedule 1 is incorporated in this form.”

and Annexe 1 annexed to the Articles of Amendment 2008 is repealed.

b)	Paragraph b), of the Annexe A, of the Section D, of the Articles of Amendment 2008 is replaced by the following:

“Restrictions, if any, on share transfers:

The restrictions on share transfers are set forth in Schedule 2 annexed to these Articles of Amendment. The annexed Schedule 2 is incorporated in this form. “ and Annexe 2 annexed to the Articles of Amendment 2008 is repealed.

c)	Paragraph c), of the Annexe A, of the Section D, of the Articles of Amendment attached to the Certificate of Amendment 2008 is replaced by the following:

“Other provisions, if any:

The other provisions are set forth in Schedule 2 annexed to these Articles of Amendment. The annexed Schedule 2 is incorporated in this form.”

and Annexe 2 annexed to the Articles of Amendment 2008 is repealed.

d)	All issued and outstanding “actions ordinaires” of the Corporation are converted into Common shares, on the basis of one Common share for each issued and outstanding “action ordinaire”. The rights, privileges, conditions and restrictions attached to the shares so converted are set forth in Schedule 1 annexed to these Articles of Amendment.

The Corporation shall issue to the holders of the shares so converted, withoutcharge, share certificates representing the shares they are entitled to receive.

SCHEDULE 1

Description of Share Capital

The authorized capital of the Corporation shall consist of an unlimited number of Common Shares and of Class A, Class B, Class C and Class D Preferred Shares, all without par value, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1.	COMMON SHARES

The Common Shares are all without par value and entitle their holders to vote at any meeting of shareholders, on the basis of one vote per share, to receive all dividend declared by the Corporation on such shares and to receive the remaining property of the Corporation upon its dissolution.

2.	CLASS A PREFERRED SHARES

The Class A Preferred Shares are all without par value and shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1	Dividends

Holders of Class A Preferred Shares shall be entitled to receive for every share of that class, every month, as and when declared by the directors but always in preference to and in priority over any payment of dividends on the shares of any other class for such month, non-cumulative dividends at the rate between 0% and 0.66%, which rate is determined by the directors of the Corporation, of the Redemption Price as defined in subsection 2.2, out of the profits or surplus available for the payment of dividends, and holders of Class A Preferred Shares shall not be entitled to any dividends other than, or in excess of, the dividends hereinabove provided for.

2.2	Redemption by the Corporation

The Corporation may redeem out of capital the whole or any part of the then outstanding Class A Preferred Shares on payment for each share to be redeemed of an amount (the “Redemption Price”) equal to the money consideration received by the Corporation for the issuance of such shares or to the fair market value of the property or past services consideration received by the Corporation for the issuance of such shares, as the case maybe.

The Corporation shall pay to holders of Class A Preferred Shares called for redemption an amount equal to the Redemption Price together with all declared and unpaid dividends thereon.

The fair market value of the consideration received shall be the amount determined by the directors in accordance with generally accepted accounting and valuation principles. However, in the event that a competent taxing authority issues an income tax assessment and disputes the fair market value as determined by the directors, the Redemption Price shall be increased or decreased accordingly, as the case may be, subject however to any adjustment thereto required pursuant to any final judgment rendered by any court of competent jurisdiction. In the event of a variation in the assessments made by various taxing authorities, the above-mentioned Redemption Price shall be fixed on the basis of the lesser of such assessments.

In case a part only of the then outstanding Class A Preferred Shares is to be redeemed, the shares to be so redeemed shall be selected either on a pro rata basis or by lot or in such other manner as the holders of the Class A Preferred Shares may unanimously agree upon.

Written notice of such redemption shall be given by post by the Corporation to all registered holders of Class A Preferred Shares so redeemed at least 30 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and shall be sent to each such holder to the last known address as it appears in the registers of the Corporation. Accidental failure to give such notice to one or more holders shall not affect the validity of such redemption. Provided that such notice has been given and that the moneys required for such redemption are deposited with any trust company or chartered bank or saving and credit union referred to in the notice, at or prior to the date specified for redemption, dividends on redeemed Class A Preferred Shares shall cease to accrue from the date of redemption and holders thereof shall have no rights against the Corporation except the right to receive, out of the moneys so deposited, payment of the Redemption Price upon surrender of their certificates for such shares to the Corporation.

2.3	Redemption at Option of Holder

Holders of Class A Preferred Shares shall be entitled at any time and from time to time to require the Corporation to redeem all or part of such shares registered in their name in the registers of the Corporation at a price equal to the Redemption Price, as defined in subsection 2.2, together with all declared and unpaid dividends thereon.

Written notice of such redemption shall be given by post to the Corporation by every holder who desires to have the Corporation redeem all or part of such shares at least 10 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and the number of Class A Preferred Shares to be redeemed. Any holder may, with the consent of the Corporation, cancel such notice prior to the date set out for redemption.

Subject to the provisions of the Canada Business Corporations Act, the Corporation shall, on the date fixed in the notice, redeem such Class A Preferred Shares upon surrender of certificates representing the shares to be redeemed by the Corporation.

Upon payment of the Redemption Price, dividends on Class A Preferred Shares so redeemed shall cease to accrue from the date of redemption and the holders thereof shall have no rights against the Corporation with regard to these shares.

If the redemption of Class A Preferred Shares to be so redeemed by the Corporation is not permitted by the provisions of the Canada Business Corporations Act, the Corporation shall redeem only the maximum of such shares which it shall then be permitted to redeem. The Class A Preferred Shares to be redeemed shall be selected pro rata from each holder of such shares so tendered, disregarding fractions of shares.

2.4	Restrictions on Dividend

Notwithstanding any provisions of the articles of incorporation of the Corporation, no dividend shall be paid on shares of any other class, and no transaction that may give rise to a deemed dividend within the meaning of these terms in any tax law shall be made if, after payment of such dividend or conclusion of such transaction, the net realizable value of the Corporation’s assets would not be sufficient to provide for the redemption of all issued and outstanding Class A and Class B Preferred Shares.

2.5	Purchase by the Corporation

The Corporation shall be entitled at any time and from time to time to purchase all or part of the then outstanding Class A Preferred Shares by invitation to tender made to all of holders of Class A Preferred Shares or, with the unanimous consent of such holders, by private contract at the lowest price at which, in the opinion of the directors, such shares can be obtained, but at a price not exceeding the Redemption Price provided for in subsection 2.2. If, in response to an invitation for tenders, the number of shares tendered exceeds the number of shares which the Corporation intends to purchase, the shares to be purchased shall be selected by lot, in such manner as the directors shall determine, or the shares shall be purchased on a pro rata basis, in proportion as nearly as may be to the number of shares offered by each holder, disregarding fractions of shares.

2.6	Return of Capital

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, holders of Class A Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of share, but pari passu with the holders of Class B Preferred Shares, an amount equal to the Redemption Price, as defined at subsection 2.2, together with all declared and unpaid dividends thereon, but they shall be entitled to no amount other than, or in excess of, the amount hereinabove provided for.

2.7	Voting Rights

Holders of Class A Preferred Shares shall not, in such capacity, have any voting rights for the purpose of electing directors or for any other purpose, nor shall they be entitled to attend any meeting of shareholders.

2.8	Modification to Rights

In addition to satisfying any other requirement provided by the law, the creation of shares having the same priority with, or having priority over, Class A Preferred Shares shall not be authorized, and the provisions pertaining to Class A Preferred Shares or to shares of any other class having the same priority with, or having priority over, Class A Preferred Shares shall not be modified, unless same has been approved by at least 2/3 of the votes cast by the holders of Class A Preferred Shares represented at a special meeting called for this purpose.

3.	CLASS B PREFERRED SHARES

The Class B Preferred Shares are all without par value and shall have attached thereto the following rights, privileges, restrictions and conditions:

3.1	Dividends

Holders of Class B Preferred Shares shall be entitled to receive for every share of that class, every month, as and when declared by the directors but always in preference to and in priority over any payment of dividends on the shares of any other class for such month, with the exception of Class A Preferred Shares, non-cumulative dividends at the rate between 0% and 0.83%, which rate is determined by the directors of the Corporation, of the Redemption Price as defined in subsection 3.2, out of the profits or surplus available for the payment of dividends, and holders of Class B Preferred Shares shall not be entitled to any dividends other than, or in excess of, the dividends hereinabove provided for.

3.2	Redemption by the Corporation

The Corporation may redeem out of capital the whole or any part of the then outstanding Class B Preferred Shares on payment for each Share to be redeemed of an amount (the “Redemption Price”) equal to the money consideration received by the Corporation for the issuance of such shares or to the fair market value of the property or past services consideration received by the Corporation for the issuance of such shares, as the case may be.

The Corporation shall pay to holders of Class B Preferred Shares called for redemption an amount equal to the Redemption Price together with all declared and unpaid dividends thereon.

The fair market value of the consideration received shall be the amount determined by the directors in accordance with generally accepted accounting and valuation principles. However, in the event that a competent taxing authority issues an income tax assessment and disputes the fair market value as determined by the directors, the Redemption Price shall be increased or decreased accordingly, as the case may be, subject however to any adjustment thereto required pursuant to any final judgment rendered by any court of competent jurisdiction. In the event of a variation in the assessments made by various taxing authorities, the above-mentioned Redemption Price shall be fixed on the basis of the lesser of such assessments.

In case a part only of the then outstanding Class B Preferred Shares is to be redeemed, the shares to be so redeemed shall be selected either on a pro rata basis or by lot or in such other manner as the holders of the Class B Preferred Shares may unanimously agree upon.

Written notice of such redemption shall be given by post by the Corporation to all registered holders of Class B Preferred Shares so redeemed at least 30 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and shall be sent to each such holder to the last known address as it appears in the registers of the Corporation. Accidental failure to give such notice to one or more holders shall not affect the validity of such redemption. Provided that such notice has been given and that the moneys required for such redemption are deposited with any trust company or chartered bank or saving and credit union referred to in the notice, at or prior to the date specified for redemption, dividends on redeemed Class B Preferred Shares shall cease to accrue from the date of redemption and holders thereof shall have no rights against the Corporation except the right to receive, out of the moneys so deposited, payment of the Redemption Price upon surrender of their certificates for such shares to the Corporation.

3.3	Redemption at Option of Holder

Holders of Class B Preferred Shares shall be entitled at any time and from time to time to require the Corporation to redeem all or part of such shares registered in their name in the registers of the Corporation at a price equal to the Redemption Price, as defined in subsection 3.2, together with all declared and unpaid dividends thereon.

Written notice of such redemption shall be given by post to the Corporation by every holder who desires to have the Corporation redeem all or part of such shares at least 10 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and the number of Class B Preferred Shares to be redeemed. Any holder may, with the consent of the Corporation, cancel such notice prior to the date set out for redemption.

Subject to the provisions of the Canada Business Corporations Act, the Corporation shall, on the date fixed in the notice, redeem such Class B Preferred Shares upon surrender of certificates representing the shares to be redeemed by the Corporation.

Upon payment of the Redemption Price, dividends on Class B Preferred Shares so redeemed shall cease to accrue from the date of redemption and the holders thereof shall have no rights against the Corporation with regard to these shares.

If the redemption of Class B Preferred Shares to be so redeemed by the Corporation is not permitted by the provisions of the Canada Business Corporations Act, the Corporation shall redeem only the maximum of such shares which it shall then be permitted to redeem. The Class B Preferred Shares to be redeemed shall be selected pro rata from each holder of such shares so tendered, disregarding fractions of shares.

3.4	Restrictions on Dividend

Notwithstanding any provisions of the articles of incorporation of the Corporation, no dividend shall be paid on shares of any other class and no transaction that may give rise to a deemed dividend within the meaning of these terms in any tax law shall be made if, after payment of such dividend or conclusion of such transaction, the net realizable value of the Corporation’s assets would not be sufficient to provide for the redemption of all issued and outstanding Class A and Class B Preferred Shares.

3.5	Purchase by the Corporation

The Corporation shall be entitled at any time and from time to time to purchase all or part of the then outstanding Class B Preferred Shares by invitation to tender made to all of holders of Class B Preferred Shares or, with the unanimous consent of such holders, by private contract at the lowest price at which, in the opinion of the directors, such shares can be obtained, but at a price not exceeding the Redemption Price provided for in subsection 3.2. If, in response to an invitation for tenders, the number of shares tendered exceeds the number of shares which the Corporation intends to purchase, the shares to be purchased shall be selected by lot, in such manner as the directors shall determine, or the shares shall be purchased on a pro rata basis, in proportion as nearly as may be to the number of shares offered by each holder, disregarding fractions of shares.

3.6	Return of Capital

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, holders of Class B Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of share, but pari passu with the holders of Class A Preferred Shares, an amount equal to the Redemption Price, as defined at subsection 3.2, together with all declared and unpaid dividends thereon, but they shall be entitled to no amount other than, or in excess of, the amount hereinabove provided for.

3.7	Voting Rights

Holders of Class B Preferred Shares shall not, in such capacity, have any voting rights for the purpose of electing directors or for any other purpose, nor shall they be entitled to attend any meeting of shareholders.

3.8	Modification to Rights

In addition to satisfying any other requirement provided by the law, the creation of shares having the same priority with or having priority over, Class B Preferred Shares shall not be authorized, and the provisions pertaining to Class B Preferred Shares or to shares of any other class having the same priority with, or having priority over, Class B Preferred Shares shall not be modified, unless same has been approved by at least 2/3 of the votes cast by the holders of Class B Preferred Shares represented at a special meeting called for this purpose.

4.	CLASS C PREFERRED SHARES

The Class C Preferred Shares are all without par value and shall have attached thereto the following rights, privileges, restrictions and conditions :

4.1	Dividends

Holders of Class C Preferred Shares shall not be entitled to receive any dividend or the right to participate in the profits or surplus of the Corporation.

4.2	Redemption by the Corporation

The Corporation may redeem out of capital the whole or any part of the then outstanding Class C Preferred Shares on payment for each share to be redeemed of an amount equal to the money consideration received by the Corporation for the issuance of such Shares.

In case a part only of the then outstanding Class C Preferred Shares is to be redeemed, the shares to be so redeemed shall be selected either on a pro rata basis or by lot or in such other manner as the holders of the Class C Preferred Shares may unanimously agree upon.

Written notice of such redemption shall be given by post by the Corporation to all registered holders of Class C Preferred Shares so redeemed at least 30 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and shall be sent to each such holder to the last known address as it appears in the registers of the Corporation. Accidental failure to give such notice to one or more holders shall not affect the validity of such redemption. Provided that such notice has been given and that the moneys required for such redemption are deposited with any trust company or chartered bank or saving and credit union referred to in the notice, at or prior to the date specified for redemption, Class C Preferred Shares shall have no rights against the Corporation except the right to receive, out of the moneys so deposited, payment of the redemption amount upon surrender of their certificates for such shares to the Corporation.

4.3	Purchase by the Corporation

The Corporation shall be entitled at any time and from time to time to purchase all or part of the then outstanding Class C Preferred Shares by invitation to tender made to all of holders of Class C Preferred Shares or, with the unanimous consent of such holders, by private contract at the lowest price at which, in the opinion of the directors, such shares can be obtained, but at a price not exceeding the redemption amount provided for in the preceding subsection. If, in response to an invitation for tenders, the number of shares tendered exceeds the number of shares which the Corporation intends to purchase, the shares to be purchased shall be selected by lot, in such manner as the directors shall determine, or the shares shall be purchased on a pro rata basis, in proportion as nearly as may be to the number of shares offered by each holder, disregarding fractions of shares.

4.4	Return of Capital

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, holders of Class C Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of share, with the exception of Class A and Class B Preferred Shares, an amount equal to the price paid for such shares, but they shall be entitled to no amount other than, or in excess of, the amount hereinabove provided for.

4.5	Voting Rights

Holders of Class C Preferred Shares shall, in such capacity, have voting rights for the purpose of electing directors or for any other purpose, on the basis of 10 votes per share, and to attend all meetings of shareholders.

4.6	Modification to Rights

In addition to satisfying any other requirement provided by the law, the creation of shares having the same priority with, or having priority over, Class C Preferred Shares shall not be authorized, and the provisions pertaining to Class C Preferred Shares or to shares of any other class having the same priority with, or having priority over, Class C Preferred Shares shall not be modified, unless same has been approved by at least 2/3 of the votes cast by the holders of Class C Preferred Shares represented at a special meeting called for this purpose.

5.	CLASS D PREFERRED SHARES

The Class D Preferred Shares are all without par value and shall have attached thereto the following rights, privileges, restrictions and conditions:

5.1	Dividends

Holders of Class D Preferred Shares shall be entitled to receive for every share of that class, every year, as and when declared by the directors, but always in preference to and in priority over any payment of dividends on the shares of any other class for such year in question, with the exception of Class A and Class B Preferred Shares, non-cumulative dividends at the rate of 8% of the Redemption Price, as defined in subsection 5.2, out of the profits or surplus available for payment of dividends, and holders of Class D Preferred Shares shall not be entitled to any dividends other than, or in excess of, the dividends hereinabove provided for.

5.2	Redemption by the Corporation

The Corporation may redeem out of capital the whole or any part of the then outstanding Class D Preferred Shares on payment for each share to be redeemed of an amount equal to the money consideration received by the Corporation for the issuance of such shares (the “Redemption Price”) together with all declared and unpaid dividends thereon.

In case a part only of the then outstanding Class D Preferred Shares is to be redeemed, the shares to be so redeemed shall be selected either on a pro rata basis or by lot or in such other manner as the holders of the Class D Preferred Shares may unanimously agree upon.

Written notice of such redemption shall be given by post by the Corporation to all registered holders of Class D Preferred Shares so redeemed at least 30 days before the date specified for such redemption. The notice shall set out the date and place fixed for such redemption and shall be sent to each such holder to the last known address as it appears in the registers of the Corporation. Accidental failure to give such notice to one or more holders shall not affect the validity of such redemption. Provided that such notice has been given and that the moneys required for such redemption are deposited with any trust company or chartered bank or saving and credit union referred to in the notice, at or prior to the date specified for redemption, dividends on redeemed Class D Preferred Shares shall cease to accrue from the date of redemption and holders thereof shall have no rights against the Corporation except the right to receive, out of the moneys so deposited, payment of the redemption amount upon surrender of their certificates for such shares to the Corporation.

5.3	Purchase by the Corporation

The Corporation shall be entitled at any time and from time to time to purchase all or part of the then outstanding Class D Preferred Shares by invitation to tender made to all of holders of Class D Preferred Shares or, with the unanimous consent of such holders, by private contract at the lowest price at which, in the opinion of the directors, such shares can be obtained, but at a price not exceeding the redemption amount provided for in subsection 5.2. If, in response to an invitation for tenders, the number of shares tendered exceeds the number of shares which the Corporation intends to purchase, the shares to be purchased shall be selected by lot, in such manner as the directors shall determine, or the shares shall be purchased on a pro rata basis, in proportion as nearly as may be to the number of shares offered by each holder, disregarding fractions of shares.

5.4	Return of Capital

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, holders of Class D Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of share, with the exception of Class A, Class B and Class C Preferred Shares, an amount equal to the Redemption Price, as defined at subsection 5.2 together with all declared and unpaid dividends thereon, but they shall be entitled to no amount other than, or in excess of, the amount hereinabove provided for.

5.5	Voting Rights

Holders of Class D Preferred Shares shall not, in such capacity, have any voting rights for the purpose of electing directors or for any other purpose, nor shall they be entitled to attend any meeting of shareholders.

5.6	Modification to Rights

In addition to satisfying any other requirement provided by the law, the creation of shares having the same priority with, or having priority over, Class D Preferred Shares shall not be authorized, and the provisions pertaining to Class D Preferred Shares or to shares of any other class having the same priority with, or having priority over, Class D Preferred Shares shall not be modified, unless same has been approved by at least 2/3 of the votes cast by the holders of Class D Preferred Shares represented at a special meeting called for this purpose.

*  *  *

SCHEDULE 2

Restrictions on share transfers and other provisions

No securityholder of the Corporation shall at any time transfer any of the securities of the Corporation that he holds, other than non-convertible debt securities, to any person, whether said person is a securityholder of the Corporation or not, without prior authorization of the board of directors expressed by resolution. The directors may, inter alia, in their discretion, decide to not authorize any transfer of securities if such transfer would result in the Corporation no longer being a “private issuer” as defined in applicable securities legislation or regulations.

*  *  *

1+1 Industry Canada lndustrie Canada
Certificate
of Amendment
Canada Business
Corporations Act
Certificat
de modification
Lol canadienne sur
les sociCts par actions
KJox Technologies lnc.
Technologies Klox inc.
Name of corporation-Denomination de Ia societe
I hereby certify that the articles of the above-named corporation were amended:
a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;
b) under section 27 of the Canada Business CorporatioiiS Act as set out in the auached articles of amendment designating a series of shares;
c) under section 179 of the Canada Business Q>rporations Act as set out in the attached articles of amendment;
d) under section 191 of the Canada Business CorporatioiiS Act as set out in the attached articles of reorganization;
[GRAPHIC APPEARS HERE]
Richard G. Shaw
Director- Directeur
688608-6
Corporation number-Numero de Ia societe
Je certifie que les statuts de Ia societe susmentionnee ont ete modifies:
0 a) en vertu de !‘article 13 de Ia Loi canadienne sur les societes par actions, conforrnement a !‘avis ci-joint;
0 b) en vertu de !‘article 27 de Ia Loi canadierme sur les sociltls par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes designant une serie d’aclions;
c) en vertu de !‘article 179 de Ia Loi canadienne sur les sociltls par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes;
0 d) en vertu de I’article 191 de Ia Loi canadienne sur /es societls par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes;
June 26, 2008/le 26 juin 2008
Date of Amendment- Date de modification
Canada

Industria Canada
Cotpcntlons Canada
Industry Canada
COI’J)OI’atlons c.,.s.,
Clauses modificatrices
(Article 27 ou 177 de Ia Loi canadienne sur /es socitHes par actions (LCSA))
Instructions .
131Toucl modllcation apportee aux statuts de Ia societe dotl sal’ls arie aux exigences de I’article 27 ou 177 de Ia LCSA.
A :Dans le cas ou Ia modnication compO<le un changement de llCoolrunation soclale (ou dans le but d’ cr uno illlslon lra lse ou anglaisc),Ia nouvelle dt!nomlnatlon sot ale dolt satiSia.rc auxllXlgCfa!S des al1lcles 10et 12 deIa LCSA et deIa panlo 2 des reglcmeniS Les Clauses nWiicatri:es OONeot etre
d’un rawort de rectmtleCOlMllnt le
Canadit.ilom Ia date renme a quatre-vuY,Jt-da (90) joinou
mof’os avant Ia date de nlalptJon par Corporations Canada des clauses l110dlllcauic1ls.Sl une dt!nomlnatlon nurrerique est demardlle en gtisede dllrooinatiln sociaksl,ern assklnee.
sans recherche NUANS•,en vertu du paragraphe f1(2)
de Ia LCSA.
0 :Toute autre modification doH concspondre aux allnOas et sous-alinOas des statuts modi!. Sll’espace prOvo est insuHisant,veuifleZ joindre une annexe au formulaire.
0Declaration
Ce l01mulalre doit re signe par l’un des admlnlstrateurs ou
dirigeants de Ia societe (paragraphe 262(2) de Ia LCSA).
Generafites
Les renselgnements Que vous foumissez dans ce document sont recueillis en vcrtu de Ia LCSA et seront saisis dans le IIchter du renselynements personnels IC/PPU 049 Lcs renseignements pcfSOIIOOisQue vcus toumisscz sonlprotl!g6s
par les dlsposltklns de Ia Lol sur Ia protection des rensel·
gnemems personnels. Cepcndanl,Ia dlvulgallon au public setonles tormcs de I’article 266 de Ia LCSA eslpcrmlso en vertu de Ia Lot sur Ia protecllon des renselgnements personnels.
Pour obtenir de plus amples renselgnements, veuillez consuller notre site Web, l’adresso WMV.corporationscanada.gc.ca ou communk!uez avec nous au 613-941-9042 (region d’OHawa), au 1-866-333-5556
(ignesans frais) ou par counlll a 00fP018tlonscanada@i:.gc.ca.
Droits exigibles
o Centre de d<lpOI des 1011!1Uaires en iJ111e • 200$
o Par Ia poste ou tOtecopocur :200 $payat:Ac avec uo chilQuc
I’Oidre du Rcccveu- !J(iotlral du Canada ou ai’CC uoe carte de credit (American E.xp<esse.MasterCard“ou ‘lisa”).
Rappelimportant
Changement d’adresse du siege socialeVou de t’adresse postale :
Aempllssez et dl!poscz 1e formufaire 3o ChangemCnl d’adresse du se social•.
Changement des administrateurs ou changement d’adresse d’un administrateur actuel:
Rempllssez et dl!posez lel01mulalre 6 • Changements concernant les admlnlstrateurs •.
Les fonnulaires cl·dessus peuvent tre deposes electroniQue-
menl,par Ia poste ou par teiOcopieur sans aucuns frals.
Deposez les documents en ligne : Centre de depot des formulaires en ligne de Corporations Canada :
www.corporationscanada.ic.gc.ca
Ou envoyez les documents par Ia poste :
Directeur general, Corporations Canada Tour Jean Edmonds sud
98 etage
365,avenue Laurier ouest
Ottawa (Ontario) K1A OC8
Par telecopieur :
613·941-0999
Canada
Denomination sociale de Ia societe
Klox Technologies Inc.
31 Les statuts sont modifies de Ia ta.,on suivante : (Notez que plus d’une section pout itre comptetee)
A: La dtlnominationsociale est modiflee pour : Klox Technologies Inc.
Technologies Klox inc.
B: La province oule territorie au Canada ou est situ6 le siege socialest modifie pour
(N’indlquez pas l’adresse complete)
C : Le nombre minimal eVou maximald’administrateurs est modifle pour : !Pour un nombre ftxe, veuillez indiquer le meme nombre dans les champs minimalet maximaQ minimal: maximal:
D:Autres changem€1’\ts:(c.-a-d. aux cat<igolies d’aclions, aux restrictions sur le transfert des actions, aux limites imposees aux activites commerclales ou a toutes autres dispositions que Ia LCSA autolise a inserer dans 1es statuts) Veuillez specifier.
Voir Annex A c -jointe laquelle fait partie integrante de Ia presente formule.
4 Declaration
J’atteste que ;e surs un administrateur ou un dirigeant de Ia societe.
caf CMr alaguti()
NOMUtUriMSitiOalfS [GRAPHIC APPEARS HERE]
Nota :Falre””’ taussed!darallon constitue uneInfraction et””‘autert,””-atron de cllpal)lpar tJOC!WreSIIIMI3Ire.est posslrfea’ooeilll’<flde max!marede 5 000 S w d’un errf!)flsoorrement maximal de srx m.;,,ou de ces dl!tJI< pctnes (parallfaphe 250111deLCSAj.
C 26 JUN ‘08 10:10
IC 306912006/12)
113472248vl
[GRAPHIC APPEARS HERE]
a
a
[GRAPHIC APPEARS HERE]

ANNEXE A

a)	L’article 3 des statuts constitutifs est remplacé par ce qui suit :

« Catégories et tout nombre maximal d’actions que la société est autorisée à émettre : Le capital social est décrit à l’Annexe 1 jointe à ces clauses modificatrices. L’Annexe 1 ci-jointe fait partie intégrante de la présente formule. »

et l’Annexe jointe aux statuts constitutifs est abrogée en conséquence.

b)	L’article 4 des statuts constitutifs est remplacé par ce qui suit :

« Restrictions sur le transfert des actions, s’il y a lieu :

Les restrictions sur le transfert des actions sont décrites à l’Annexe 2 jointe à ces clauses modificatrices. L’Annexe 2 ci-jointe fait partie intégrante de la présente formule. »

et l’Annexe jointe aux statuts constitutifs est abrogée en conséquence.

c)	L’article 7 des statuts constitutifs est remplacé par ce qui suit :

« Autres dispositions, s’il y a lieu :

Les autres dispositions sont décrites à l’Annexe 2 jointe à ces clauses modificatrices. L’Annexe 2 ci-jointe fait partie intégrante de la présente formule. »

et l’Annexe jointe aux statuts constitutifs est abrogée en conséquence.

d)	Toutes les actions de catégorie A émises et en circulation de la société sont converties en actions ordinaires dont les droits, privilèges, conditions et restrictions sont décrits à l’Annexe 1 jointe à ces clauses modificatrices et ce, à raison d’une action ordinaire pour chaque action de catégorie A émise et en circulation.

Les détenteurs des actions ainsi converties ont droit de se faire remettre par la société, sans frais, les certificats représentant les actions auxquelles ils ont droit.

ANNEXE 1

Description du capital social

Le capital social de la société se compose d’un nombre illimité d’actions ordinaires et d’actions privilégiées de catégories A, B, C et D, toutes sans valeur nominale, comportant respectivement les droits, privilèges, conditions et restrictions énoncés ci-dessous.

1.	ACTIONS ORDINAIRES

Les actions ordinaires sont des actions sans valeur nominale, conférant à chacun de leurs détenteurs le droit de voter à toute assemblée des actionnaires, à raison de un vote par action détenue, de recevoir tout dividende déclaré par la société à leur égard et de se partager le reliquat des biens lors de la liquidation de la société.

2.	ACTIONS PRIVILÉGIÉES DE CATÉGORIE A

Les actions privilégiées de catégorie A sont des actions sans valeur nominale, comportant les droits, privilèges, conditions et restrictions suivants :

2.1	Dividendes

Les détenteurs des actions privilégiées de catégorie A auront droit de recevoir pour chaque action de cette catégorie, chaque mois, à la discrétion des administrateurs, mais toujours par préférence et en priorité à tout paiement de dividende sur les actions de toute autre catégorie pour le mois en question, des dividendes non cumulatifs au taux mensuel variant entre 0 % et 0,66%, celui-ci étant déterminé par les administrateurs à leur discrétion, sur le montant équivalant à la valeur de rachat, telle que définie au paragraphe 2.2, à même les profits ou surplus disponibles à cette fin; les détenteurs des actions privilégiées de catégorie A n’auront droit à aucun dividende autre que ou excédant le dividende prévu ci-dessus.

2.2	Rachat par la société

La société peut racheter la totalité ou une partie des actions privilégiées de catégorie A pour un montant (la « valeur de rachat ») équivalant à la contrepartie monétaire reçue par la société en considération de leur émission ou, selon le cas, à la juste valeur marchande, lors de l’émission de ces actions privilégiées de catégorie A, des biens ou des services reçus par la société en contrepartie de leur émission.

La société versera aux détenteurs des actions privilégiées de catégorie A ainsi rachetées, en plus du montant équivalant à la valeur de rachat, tous les dividendes déclarés sur celles-ci et restés impayés.

La juste valeur marchande de la contrepartie ainsi reçue sera celle établie par les administrateurs en fonction des principes comptables et d’évaluation généralement reconnus. Toutefois, advenant que les autorités fiscales compétentes évaluent, pour fins de cotisation, la juste valeur marchande de cette contrepartie à un montant autre que celui ainsi établi, la valeur de rachat sera augmentée ou, selon le cas, réduite en fonction de cette évaluation, sous réserve cependant de tout rajustement qui serait requis à la suite d’un jugement final rendu à cet égard par un tribunal compétent. Advenant que diverses autorités fiscales compétentes fixent cette évaluation à des montants différents, la plus basse de ces évaluations sera utilisée pour les fins de la fixation de cette valeur de rachat.

Le rachat, s’il est partiel, sera fait soit proportionnellement soit par tirage au sort soit de toute autre manière approuvée à l’unanimité par les détenteurs des actions privilégiées de catégorie A.

Avis écrit de ce rachat devra être donné par la société, par la poste, à tous les détenteurs inscrits d’actions privilégiées de catégorie A ainsi rachetées et ce, au moins 30 jours avant la date fixée pour ce rachat. Cet avis devra indiquer la date et le lieu fixés pour ce rachat et il sera envoyé à la dernière adresse de l’actionnaire inscrite au registre de la société. L’omission involontaire d’expédier un tel avis à un ou plusieurs détenteurs n’aura cependant pas pour effet d’invalider ce rachat. À la condition que cet avis ait été donné et que les sommes nécessaires à ce rachat aient été déposées auprès de la société de fiducie, de la banque à charte ou de la caisse d’épargne et de crédit indiquée dans l’avis le ou avant le jour fixé pour ce rachat, les dividendes sur les actions privilégiées de catégorie A ainsi rachetées cesseront de courir à compter de la date de ce rachat et leurs détenteurs n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions autre que celui de recevoir le montant de ce rachat à même les sommes ainsi déposées sur remise à la société de leurs certificats d’actions.

2.3	Rachat au gré des détenteurs

Les détenteurs d’actions privilégiées de catégorie A auront droit d’exiger de la société, en tout temps, le rachat de la totalité ou d’une partie des actions privilégiées de catégorie A alors immatriculées en leur nom au registre de la société, pour un montant équivalant à la valeur de rachat, telle que définie au paragraphe 2.2, plus tous les dividendes déclarés sur celles-ci et restés impayés.

Avis écrit de ce rachat devra être donné à la société, par la poste, par tous les détenteurs désirant exercer ce privilège, au moins dix jours avant la date fixée pour le rachat. Cet avis devra indiquer la date, le lieu et le nombre d’actions privilégiées de catégorie A à être rachetées par la société. Tout détenteur pourra, avant la date fixée pour le rachat, avec le consentement de la société, annuler cet avis.

Sous réserve des dispositions pertinentes de la Loi canadienne sur les sociétés par actions (Canada), la société rachètera, à la date fixée pour le rachat, sur remise du ou des certificats d’actions représentant les actions à être rachetées par la société, toutes les actions privilégiées de catégorie A ainsi présentées.

Sur paiement du montant fixé pour le rachat, les dividendes sur les actions privilégiées de catégorie A ainsi rachetées par la société cesseront de courir à compter de la date du rachat et les détenteurs de ces actions n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions.

Si le rachat d’actions privilégiées de catégorie A ainsi exigé s’avère contraire aux dispositions pertinentes de la Loi canadienne sur les sociétés par actions (Canada), la société devra alors ne racheter que le maximum d’actions privilégiées de catégorie A que cette loi l’autorise à racheter et le rachat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

2.4	Restrictions sur les dividendes

Malgré toute autre disposition des statuts constitutifs de la société, aucun dividende ne pourra être versé sur les actions de toute autre catégorie et aucune opération pouvant donner lieu à un dividende présumé au sens des lois fiscales ne pourra être effectuée si, une fois ce dividende versé ou cette opération effectuée, la valeur nette de réalisation de l’actif de la société n’est pas suffisante pour pourvoir au rachat de la totalité des actions privilégiées de catégories A et B émises et en circulation.

2.5	Achat par la société

La société pourra en tout temps, lorsqu’elle le jugera à propos, acheter la totalité ou une partie des actions privilégiées de catégorie A par voie d’appel d’offres ou, avec le consentement unanime des détenteurs de toutes les actions privilégiées de catégorie A émises et en circulation, de gré à gré au plus bas montant auquel, de l’avis des administrateurs, ces actions peuvent être obtenues, sans toutefois excéder le montant fixé pour le rachat au paragraphe 2.2. Si, en réponse à un appel d’offres, le nombre des actions offertes excède celui que la société se propose d’acheter, les actions ainsi offertes seront achetées par la société par tirage au sort suivant les modalités que les administrateurs jugeront appropriées ou, si les administrateurs le jugent à propos, cet achat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

2.6	Remboursement du capital

En cas de liquidation ou de dissolution de la société, volontaire ou forcée, les détenteurs des actions privilégiées de catégorie A auront le droit de recevoir, avant toute distribution de quelque partie de l’actif de la société aux détenteurs d’actions de toute autre catégorie, mais pari passu avec les détenteurs des actions privilégiées de catégorie B, le montant équivalant à la valeur de rachat de ces actions, telle que définie au paragraphe 2.2, plus tous les dividendes déclarés sur celles-ci et restés impayés, mais n’auront droit à aucune autre somme.

2.7	Vote

Les détenteurs des actions privilégiées de catégorie A n’auront, à ce titre, aucun droit de vote pour l’élection des administrateurs ou pour toute autre fin et n’auront pas le droit d’assister aux assemblées des actionnaires.

2.8	Modification des droits

Aucune création d’actions de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie A ne sera autorisée et les dispositions relatives aux actions privilégiées de catégorie A ou aux actions de toute autre catégorie de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie A ne pourront être modifiées à moins que cela ne soit ratifié aux deux tiers (2/3) des voix exprimées par les détenteurs d’actions privilégiées de catégorie A à une assemblée extraordinaire convoquée à cette fin, en outre de toute autre formalité prévue par la loi.

3.	ACTIONS PRIVILÉGIÉES DE CATÉGORIE B

Les actions privilégiées de catégorie B sont des actions sans valeur nominale, comportant les droits, privilèges, conditions et restrictions suivants

3.1	Dividendes

Les détenteurs des actions privilégiées de catégorie B auront droit de recevoir pour chaque action de cette catégorie, chaque mois, à la discrétion des administrateurs, mais toujours par préférence et en priorité à tout paiement de dividende sur les actions de toute autre catégorie à l’exception des actions privilégiées de catégorie A pour le mois en question, des dividendes non cumulatifs au taux mensuel variant entre 0 % et 0,83%, celui-ci étant déterminé par les administrateurs à leur discrétion, sur le montant équivalant à la valeur de rachat, telle que définie au paragraphe 3.2, à même les profits ou surplus disponibles à cette fin; les détenteurs des actions privilégiées de catégorie B n’auront droit à aucun dividende autre que ou excédant le dividende prévu ci-dessus.

3.2	Rachat par la société

La société peut racheter la totalité ou une partie des actions privilégiées de catégorie B pour un montant (la « valeur de rachat ») équivalant à la contrepartie monétaire reçue par la société en considération de leur émission ou, selon le cas, à la juste valeur marchande, lors de l’émission de ces actions privilégiées de catégorie B, des biens ou des services reçus par la société en contrepartie de leur émission.

La société versera aux détenteurs des actions privilégiées de catégorie B ainsi rachetées, en plus du montant équivalant à la valeur de rachat, tous les dividendes déclarés sur celles-ci et restés impayés.

La juste valeur marchande de la contrepartie ainsi reçue sera celle établie par les administrateurs en fonction des principes comptables et d’évaluation généralement reconnus. Toutefois, advenant que les autorités fiscales compétentes évaluent, pour fins de cotisation, la juste valeur marchande de cette contrepartie à un montant autre que celui ainsi établi, la valeur de rachat sera augmentée ou, selon le cas, réduite en fonction de cette évaluation, sous réserve cependant de tout rajustement qui serait requis à la suite d’un jugement final rendu à cet égard par un tribunal compétent. Advenant que diverses autorités fiscales compétentes fixent cette évaluation à des montants différents, la plus basse de ces évaluations sera utilisée pour les fins de la fixation de cette valeur de rachat.

Le rachat, s’il est partiel, sera fait soit proportionnellement soit par tirage au sort soit de toute autre manière approuvée à l’unanimité par les détenteurs des actions privilégiées de catégorie B.

Avis écrit de ce rachat devra être donné par la société, par la poste, à tous les détenteurs inscrits d’actions privilégiées de catégorie B ainsi rachetées et ce, au moins 30 jours avant la date fixée pour ce rachat. Cet avis devra indiquer la date et le lieu fixés pour ce rachat et il sera envoyé à la dernière adresse de l’actionnaire inscrite au registre de la société. L’omission involontaire d’expédier un tel avis à un ou plusieurs détenteurs n’aura cependant pas pour effet d’invalider ce rachat. À la condition que cet avis ait été donné et que les sommes nécessaires à ce rachat aient été déposées auprès de la société de fiducie, de la banque à charte ou de la caisse d’épargne et de crédit indiquée dans l’avis le ou avant le jour fixé pour ce rachat, les dividendes sur les actions privilégiées de catégorie B ainsi rachetées cesseront de courir à compter de la date de ce rachat et leurs détenteurs n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions autre que celui de recevoir le montant de ce rachat à même les sommes ainsi déposées sur remise à la société de leurs certificats d’actions.

3.3	Rachat au gré des détenteurs

Les détenteurs d’actions privilégiées de catégorie B auront droit d’exiger de la société, en tout temps, le rachat de la totalité ou d’une partie des actions privilégiées de catégorie B alors immatriculées en leur nom au registre de la société, pour un montant équivalant à la valeur de rachat, telle que définie au paragraphe 3.2, plus tous les dividendes déclarés sur celles-ci et restés impayés.

Avis écrit de ce rachat devra être donné à la société, par la poste, par tous les détenteurs désirant exercer ce privilège, au moins dix jours avant la date fixée pour le rachat. Cet avis devra indiquer la date, le lieu et le nombre d’actions privilégiées de catégorie B à être rachetées par la société. Tout détenteur pourra, avant la date fixée pour le rachat, avec le consentement de la société, annuler cet avis.

Sous réserve des dispositions pertinentes de la Loi canadienne sur les sociétés par actions (Canada), la société rachètera, à la date fixée pour le rachat, sur remise du ou des certificats d’actions représentant les actions à être rachetées par la société, toutes les actions privilégiées de catégorie B ainsi présentées.

Sur paiement du montant fixé pour le rachat, les dividendes sur les actions privilégiées de catégorie B ainsi rachetées par la société cesseront de courir à compter de la date du rachat et les détenteurs de ces actions n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions.

Si le rachat d’actions privilégiées de catégorie B ainsi exigé s’avère contraire aux dispositions pertinentes de la Loi canadienne sur les sociétés par actions (Canada), la société devra alors ne racheter que le maximum d’actions privilégiées de catégorie B que cette loi l’autorise à racheter et le rachat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

3.4	Restrictions sur les dividendes

Malgré toute autre disposition des statuts constitutifs de la société, aucun dividende ne pourra être versé sur les actions de toute autre catégorie et aucune opération pouvant donner lieu à un dividende présumé au sens des lois fiscales ne pourra être effectuée si, une fois ce dividende versé ou cette opération effectuée, la valeur nette de réalisation de l’actif de la société n’est pas suffisante pour pourvoir au rachat de la totalité des actions privilégiées de catégories A et B émises et en circulation.

3.5	Achat par la société

La société pourra en tout temps, lorsqu’elle le jugera à propos, acheter la totalité ou une partie des actions privilégiées de catégorie B par voie d’appel d’offres ou, avec le consentement unanime des détenteurs de toutes les actions privilégiées de catégorie B émises et en circulation, de gré à gré au plus bas montant auquel, de l’avis des administrateurs, ces actions peuvent être obtenues, sans toutefois excéder le montant fixé pour le rachat au paragraphe 3.2. Si, en réponse à un appel d’offres, le nombre des actions offertes excède celui que la société se propose d’acheter, les actions ainsi offertes seront achetées par la société par tirage au sort suivant les modalités que les administrateurs jugeront appropriées ou, si les administrateurs le jugent à propos, cet achat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

3.6	Remboursement du capital

En cas de liquidation ou de dissolution de la société, volontaire ou forcée, les détenteurs des actions privilégiées de catégorie B auront le droit de recevoir, avant toute distribution de quelque partie de l’actif de la société aux détenteurs d’actions de toute autre catégorie, mais pari passu avec les détenteurs des actions privilégiées de catégorie A, le montant équivalant à la valeur de rachat de ces actions, telle que définie au paragraphe 3.2, plus tous les dividendes déclarés sur celles-ci et restés impayés, mais n’auront droit à aucune autre somme.

3.7	Vote

Les détenteurs des actions privilégiées de catégorie B n’auront, à ce titre, aucun droit de vote pour l’élection des administrateurs ou pour toute autre fin et n’auront pas le droit d’assister aux assemblées des actionnaires.

3.8	Modification des droits

Aucune création d’actions de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie B ne sera autorisée et les dispositions relatives aux actions privilégiées de catégorie B ou aux actions de toute autre catégorie de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie B ne pourront être modifiées à moins que cela ne soit ratifié aux deux tiers (2/3) des voix exprimées par les détenteurs d’actions privilégiées de catégorie B à une assemblée extraordinaire convoquée à cette fin, en outre de toute autre formalité prévue par la loi.

4.	ACTIONS PRIVILÉGIÉES DE CATÉGORIE C

Les actions privilégiées de catégorie C sont des actions sans valeur nominale, comportant les droits, privilèges, conditions et restrictions suivants :

4.1	Dividendes

Les détenteurs des actions privilégiées de catégorie C n’auront droit de recevoir aucun dividende ou de participer autrement aux profits ou surplus de la société.

4.2	Rachat par la société

La société peut racheter la totalité ou une partie des actions privilégiées de catégorie C pour un montant équivalant à la contrepartie reçue par la société lors de leur émission.

Le rachat, s’il est partiel, sera fait soit proportionnellement soit par tirage au sort soit de toute autre manière approuvée à l’unanimité par les détenteurs des actions privilégiées de catégorie C.

Avis écrit de ce rachat devra être donné par la société, par la poste, à tous les détenteurs inscrits d’actions privilégiées de catégorie C ainsi rachetées et ce, au moins 30 jours avant la date fixée pour ce rachat. Cet avis devra indiquer la date et le lieu fixés pour ce rachat et il sera envoyé à la dernière adresse de l’actionnaire inscrite au registre de la société. L’omission involontaire d’expédier un tel avis à un ou plusieurs détenteurs n’aura cependant pas pour effet d’invalider ce rachat. À la condition que cet avis ait été donné et que les sommes nécessaires à ce rachat aient été déposées auprès de la société de fiducie, de la banque à charte ou de la caisse d’épargne et de crédit indiquée dans l’avis le ou avant le jour fixé pour ce rachat, leurs détenteurs n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions autre que celui de recevoir le montant de ce rachat à même les sommes ainsi déposées sur remise à la société de leurs certificats d’actions.

4.3	Achat par la société

La société pourra en tout temps acheter la totalité ou une partie des actions privilégiées de catégorie C par voie d’appel d’offres ou, avec le consentement unanime des détenteurs de toutes les actions privilégiées de catégorie C émises et en circulation, de gré à gré au plus bas montant auquel, de l’avis des administrateurs, ces actions peuvent être obtenues, sans toutefois excéder le montant fixé pour le rachat au paragraphe précédent. Si, en réponse à un appel d’offres, le nombre des actions offertes excède celui que la société se propose d’acheter, les actions ainsi offertes seront achetées par la société par tirage au sort suivant les modalités que les administrateurs jugeront appropriées ou, si les administrateurs le jugent à propos, cet achat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

4.4	Remboursement du capital

En cas de liquidation ou de dissolution de la société, volontaire ou forcée, les détenteurs des actions privilégiées de catégorie C auront le droit de recevoir, avant toute distribution de quelque partie de l’actif de la société aux détenteurs des actions d’une autre catégorie à l’exception des actions privilégiées de catégories A et B, le montant équivalant à la contrepartie reçue lors de l’émission de ces actions, mais n’auront droit à aucune autre somme.

4.5	Vote

Les détenteurs des actions privilégiées de catégorie C auront, à ce titre, le droit de voter pour l’élection des administrateurs ou pour toute autre fin, à raison de dix votes par action détenue, et auront le droit d’assister aux assemblées des actionnaires.

4.6	Modification des droits

Aucune création d’actions de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie C ne sera autorisée et les dispositions relatives aux actions privilégiées de catégorie C ou aux actions de toute autre catégorie de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie C ne pourront être modifiées à moins que cela ne soit ratifié aux deux tiers (2/3) des voix exprimées par les détenteurs d’actions privilégiées de catégorie C à une assemblée extraordinaire convoquée à cette fin, en outre de toute autre formalité prévue par la loi.

5.	ACTIONS PRIVILÉGIÉES DE CATÉGORIE D

Les actions privilégiées de catégorie D sont des actions sans valeur nominale, comportant les droits, privilèges, conditions et restrictions suivants :

5.1	Dividendes

Les détenteurs des actions privilégiées de catégorie D auront droit de recevoir pour chaque action de cette catégorie, chaque année, à la discrétion des administrateurs, mais toujours par préférence et en priorité à tout paiement de dividende sur les actions de toute autre catégorie à l’exception des actions privilégiées de catégories A et B pour l’année en question, des dividendes non cumulatifs de 8 % sur le montant équivalant à la valeur de rachat, telle que définie au paragraphe 5.2, à même les profits ou surplus disponibles à cette fin; les détenteurs des actions privilégiées de catégorie D n’auront droit à aucun dividende autre que ou excédant le dividende prévu ci-dessus.

5.2	Rachat par la société

La société peut racheter la totalité ou une partie des actions privilégiées de catégorie D pour un montant équivalant à la contrepartie reçue par la société lors de leur émission (la « valeur de rachat ») plus tous les dividendes déclarés sur celles-ci et restés impayés.

Le rachat, s’il est partiel, sera fait soit proportionnellement soit par tirage au sort soit de toute autre manière approuvée à l’unanimité par les détenteurs des actions privilégiées de catégorie D.

Avis écrit de ce rachat devra être donné par la société, par la poste, à tous les détenteurs inscrits d’actions privilégiées de catégorie D ainsi rachetées et ce, au moins 30 jours avant la date fixée pour ce rachat. Cet avis devra indiquer la date et le lieu fixés pour ce rachat et il sera envoyé à la dernière adresse de l’actionnaire inscrite au registre de la société. L’omission involontaire d’expédier un tel avis à un ou plusieurs détenteurs n’aura cependant pas pour effet d’invalider ce rachat. À la condition que cet avis ait été donné et que les sommes nécessaires à ce rachat aient été déposées auprès de la société de fiducie, de la banque à charte ou de la caisse d’épargne et de crédit indiquée dans l’avis le ou avant le jour fixé pour ce rachat, les dividendes sur les actions privilégiées de catégorie D ainsi rachetées cesseront de courir à compter de la date de ce rachat et leurs détenteurs n’auront dès lors aucun droit à faire valoir à l’encontre de la société eu égard à ces actions autre que celui de recevoir le montant de ce rachat à même les sommes ainsi déposées sur remise à la société de leurs certificats d’actions.

5.3	Achat par la société

La société pourra en tout temps acheter la totalité ou une partie des actions privilégiées de catégorie D par voie d’appel d’offres ou, avec le consentement unanime des détenteurs de toutes les actions privilégiées de catégorie D émises et en circulation, de gré à gré au plus bas montant auquel, de l’avis des administrateurs, ces actions peuvent être obtenues, sans toutefois excéder le montant fixé pour le rachat au paragraphe 5.2. Si, en réponse à un appel d’offres, le nombre des actions offertes excède celui que la société se propose d’acheter, les actions ainsi offertes seront achetées par la société par tirage au sort suivant les modalités que les administrateurs jugeront appropriées ou, si les administrateurs le jugent à propos, cet achat se fera proportionnellement au nombre d’actions offertes par chaque détenteur sans tenir compte des fractions d’actions.

5.4	Remboursement du capital

En cas de liquidation ou de dissolution de la société, volontaire ou forcée, les détenteurs des actions privilégiées de catégorie D auront le droit de recevoir, avant toute distribution de quelque partie de l’actif de la société aux détenteurs d’actions de toute autre catégorie à l’exception des actions privilégiées de catégories A, B et C, le montant équivalant à la valeur de rachat, telle que définie au paragraphe 5.2, plus les dividendes déclarés sur celles-ci et restés impayés, mais n’auront droit à aucune autre somme.

5.5	Vote

Les détenteurs des actions privilégiées de catégorie D n’auront, à ce titre, aucun droit de vote pour l’élection des administrateurs ou pour toute autre fin et n’auront pas le droit d’assister aux assemblées des actionnaires.

5.6	Modification des droits

Aucune création d’actions de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie D ne sera autorisée et les dispositions relatives aux actions privilégiées de catégorie D ou aux actions de toute autre catégorie de même rang ou prenant rang antérieurement aux actions privilégiées de catégorie D ne pourront être modifiées à moins que cela ne soit ratifié aux deux tiers (2/3) des voix exprimées par les détenteurs d’actions privilégiées de catégorie D à une assemblée extraordinaire convoquée à cette fin, en outre de toute autre formalité prévue par la loi.

*  *  *

ANNNEXE 2

Restrictions sur le transfert

Un porteur de titres de la société ne pourra en aucun temps transférer à une autre personne les titres de la société qu’il détient, autres que les titres de créance non convertibles, que cette personne soit ou non actionnaire de la société, sans l’autorisation du conseil d’administration, exprimée par résolution. Les administrateurs de la société peuvent, entre autres, à leur entière discrétion, décider de ne pas autoriser un transfert de titres qui ferait en sorte que la société ne soit plus un « émetteur fermé » au sens de la législation ou de la réglementation sur les valeurs mobilières.

*  *  *

1+1 Industry Canada
Certificate
of Incorporation
Canada Business
Corporntlons Act
I ndustrie Canada
Certificat
de constitution
Lol canadicnne sur
lcs socictes pnr actions
Ktox T«hnotogtts Inc.
Name of corporntion- mination de Ia societt
I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under
!he Canada Business Corporations Act.
Richard G.Shaw
Director- Directcur
Car1ada
688608·6
Corporation number-Num ro de Ia socitt
Je certifie que Ia soci tc susmentionnee,dont les stawts constitutifs sont joints, aCt constituee en societe en vertu de la
Loi canadienne sur /es socii!Jes par aclions.
December 7, 2007 lie 7 dtcembre 2007
Date of Incorporation·Date de constitution
113472248 v 1
.

Industry Canada Industrie Canada
Corporations Canada Corporations Canada

Form 2 - Formulaire 2

Information Regarding the Registered Office and the Board of Directors
Information concernant le siège social et le conseil d'administration

(To be filed with Articles of Incorporation, Amalgamation and Continuance)
(À être utilisé pour une nouvelle constitution en société par actions, une fusion ou une prorogation)
(Sections 19, 106 and 113(1) of the CBCA - articles 19 et 106 et paragraphe 113(1) de la LCSA)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1 Corporation name - Dénomination sociale de la société
Klox Technologies Inc.

Corporation No. - N° de la société
688608-6

2 Address of registered office (must be a street address):
Adresse du siège social (doit être une adresse municipale):

Attention Of - À l'attention de: CARLO MALAGUTI

Number and Street Name - Numéro et nom de la rue	City - Ville	Prov./Terr.	Postal Code - Code Postal
759 SQUARE VICTORIA	MONTREAL	QC	H2Y 2J7

3 Mailing address (if different from the registered office):
Adresse postale (si elle est différente de l'adresse du siège social):

Attention Of - À l'attention de: CARLO MALAGUTI

Number and Street Name - Numéro et nom de la rue	City - Ville	Prov./Terr.	Postal Code - Code Postal
759 SQUARE VICTORIA	MONTREAL	QC	H2Y 2J7

4 Members of the board of directors:
Membres du conseil d'administration:

Name - Nom	Residential Address - Adresse domiciliaire	Canadian Resident (Y/N) Résident canadien (O/N)
FRANCESCO BELLINI	920 5TH AVENUE S.W., SUITE 2501, CALGARY, AB, Canada, T2P 5P6	Y

5 Declaration - Déclaration:
I hereby certify that I have relevant knowledge and that I am authorized to sign and submit this form.
J'atteste par la présente que je possède une connaissance suffisante et que je suis autorisé à signer et à soumettre le présent formulaire.

Print Name - Nom en lettres moulées
CARLO MALAGUTI

Telephone number - Numéro de téléphone
514-288-8466 x223

Signature

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the *CBCA*).
Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la *LCSA*).

Canada

1+1 Industry Canada lndustric Canada
Canada Business l.ol con3diennc sur tcs
F.I.ECTRONICTRANSACTION IIA1’1’0JlT D£ LA T!tANSACTION R£PORT l:L CTRONIQUI:
Corporations Act socitls par actions
ARTICLES OF INCOilPOilATION (SECTI ON6)
STATUTS CONS’IITITI1FS
(AilTICLE6)
l’ro« lna ·rype. Modde Tr.lUement: E.Conunctu/Commerce-E Name:afCotporallon·DmomJ. tton dtlasodltf
KloJ< Todl.cslne.
2. ‘fht l’lfO\‘lncc or Ctrrilory ht C••uuJa \fhere the realucr«i office is 10 be tlhiiUCd .
La province ou le terriloirc au C11n11da oilseaitntA lo1lc lOebI
QC
3. T dAUU and a•y•na.dmum nurnlluofs:h11ra thact-.etorporafton It 11u1horind to in»e .
CatiJt:oritt tt It nomb.-e maalm11J d’llttions qn 111 Joct tE. eu Auforisk • fmcutc
The enncxed iChedule I$ h.corponucd in this: rom1
t.‘MI’)t).C c•’·join(e fa.il panic lnt6arancc de ta prtserttc fonnu.le.
4. ll«lrltllons.lrany.on shar-e 1n1usterJ- Rc:strJcllo1U t urk: transt’erc da attions.s’iJ y” lkw
The aucud Jdo,ed.,.t i.s inc:or cd tn lhlsf.o.m
t•ennexc c.i·pnte flit partte int trante de la pttsen’c formutc.
5. Number (or minimum nd •n•llmum nuntber)otdh’t(fors- Non1l.11’0 ( 0’1 rombn! minim Al ct mnlml\1) d’admini$trAtwrs
Mlnimutn• I Maximum:7
6. Ratrktions. itan.y, oo bw.Ji’IW che tor-poralioa aaa) <ar-tY on—Um1tc:1 hnposla A I’Kti•itf tommtrdale deb IOC’s’il y a lieu
The aMe.XOCisthedule is incorporated in this fomt.
L’anncJCc cl-joinle fait P“ntemtten nte de Ia p sc:nto rounulc.
1. Olltrr prol’lsions,lf;-utr—Avii’\:$ dlspo.dtlon.s• .s’il yalif-U
The a.nneJ(Cd schedule is incotpotJied in lh;s form.
L’amcxe <i·jOtme (oit portio o arolliC de 1a pdwote fonnul<.
Incorporators·Fondatcurs
N1m1t(s) • Notn{a) Atldrus (l ncludf ng pos1111 rotle) • Adrt.uc(lntlurt le C< lle posutl)
PJCCII10 IWTER.MTIONJU. ‘169 $QUARt VICTORIA U2.t.
HOH111EI\L, QU&Otc. (NIADI\, II?Y ZJ,
Sl&n1Hurc
CAALO )oi LJ\GUT f
Canada
iJ

Item 3 - Shares I Rubrique 3 - Actions

DEUX CATÉGORIES D’ACTIONS :

La société est autorisée à émettre des actions de catégorie A et de catégorie B assorties des droits, privilèges, restrictions et conditions qui suivent

1. Actions de catégorie A, sans valeur nominale ou au pair: les détenteurs de ces actions auront droit : a) de voter à toutes les assemblées d’actionnaires sauf celles auxquelles ont seul droit de vote les actionnaires dune catégorie particulière d’actions;

b) de recevoir les biens restants de la société à sa dissolution.

2. Actions de catégorie B : les détenteurs de ces actions auront droit : a) de recevoir une dividende fixé par le conseil d’administration;

b) de recevoir, au moment de la dissolution ou de la liquidation de la société, un remboursement du montant payé pour ces actions (ainsi que tous les dividendes déclarés et impayés), avant les détenteurs des actions de catégorie A, ces actions ne conférant toutefois pas un droit de participation aux bénéfices ou aux actifs.

3. Les détenteurs des actions de catégorie B n’auront pas le droit de voter aux assemblées des actionnaires, sauf dans la mesure expressément prévue par les dispositions de la Loi canadienne sur les sociétés par actions.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

Aucune restriction

Item 6 - Restrictions - Business I Rubrique 6 • Restrictions - activité commerciale

Aucune limite imposée

Item 7 - Other Provisions/ Rubrique 7 -Autres dispositions

Aucune autre disposition